                                                                     EXHIBIT 3.2


                           [THE STATE OF TEXAS LOGO]


                             THE STATE OF TEXAS LOGO

                               SECRETARY OF STATE


                            CERTIFICATE OF AMENDMENT
                                       OF

                                  CYNET, INC.
                               FILE NO:1352380-00


The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Amendment for the above named entity have been received in this office and are found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Amendment.


Date:         July 3, 2000

Effective:    July 3, 2000



[THE STATE OF TEXAS LOGO]


                                                   /s/ Elton Bomer LCS
                                                   ---------------------------
                                                           Elton Bomer
                                                       Secretary of State

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                 OF CYNET, INC.


      Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act (the "TBCA"), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:


                                   ARTICLE I.

      The name of the corporation is CYNET, INC. (the "Corporation").


                                  ARTICLE II.

      The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation at an annual meeting of shareholders held on June 28, 2000, in order to increase the number of authorized shares of the Corporation's Class A Common Stock from 40,000,000 shares to 100,000,000 shares.

      The Articles of Incorporation of the Corporation are hereby amended by deleting paragraph one and paragraph five of Article Four of the Articles of Incorporation in their entirely and substituting in their place a new paragraph one and paragraph five of Article Four which read:


      PARAGRAPH ONE

            "The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 130,000,000, consisting of 120,000,000 shares of common stock, having no par value ("Common Stock") and 10,000,000 shares of preferred stock, no par value ("Preferred Stock").

      PARAGRAPH FIVE

            "Paragraph Five. "The Corporation is authorized to issue, out of the 120,000,000 authorized shares of Common Stock, two classes of Common Stock, Class A and Class B, each having no par value. Class A shall consist of up to 100,000,000 shares designated as Class A Common Stock ("Class A Common Stock") and Class B shall consist of up to 20,000,000 shares designated as Class B Common Stock ("Class B Common Stock"). The preferences, and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions of each class shall be the same except that, unless otherwise required by law, the shares of Class B Common Stock shall not be entitled to vote, either on matters presented at any meeting of shareholders of the corporation or by written consent."

                                  ARTICLE III.

      The holders of all of the shares outstanding and entitled to vote on the foregoing amendment adopted such amended at an annual meeting of shareholders held on June 28, 2000.

                                  ARTICLE IV.

      The number of shares outstanding and the designation and number of outstanding shares of each class or series entitled to vote thereon as a class or series were as follows:

=======================================================================================================
Designation of               Shares           Number of Shares
Class or Series            Outstanding        Entitled to Vote        Voted For       Voted Against
-------------------------------------------------------------------------------------------------------
    Class A
 Common stock              25,961,765            25,961,765           17,407,585         427,599
-------------------------------------------------------------------------------------------------------
    Series D
Preferred Stock            1,766,423              1,766,423            1,766,423            -0-
=======================================================================================================


                                   ARTICLE V.

      The foregoing amendments do not effect a change in the amount of the Corporation's stated capital.


EFFECTIVE: June 30, 2000



                                         CYNET, INC.



                                         By:  /s/ Samuel C. Beale
                                             --------------------------------
                                             Samuel C. Beale, Vice President,
                                             General Counsel and Corporate
                                             Secretary




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